Certain Ford Motor, Related Entities Ratings Lowered by S&P
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Wednesday, October 8, 1997 05:59 PM


     NEW YORK, -- Standard & Poor's today lowered certain ratings of Ford Motor Co. and various related entities (see list below). The ratings outlooks are stable (except as noted below).

    Ratings of Associates First Capital Corp. (The Associates) and subsidiaries were affirmed (see separate press release).

    Debt outstanding totals approximately $164 billion.

    The downgrades reflect the significant deterioration in Ford's financial flexibility that will result from completion of the just-announced plan to distribute to shareholders its 80.7% ownership stake in The Associates. This holding -- which has a current market value of over $17 billion -- had been viewed by Standard & Poor's as an important store of value. Moreover, the substantial and growing earnings contribution of The Associates had afforded Ford some measure of diversity amidst its cyclical automotive business.

    Ford's financial flexibility remains considerable, particularly in light of its large cash position. Also, the company's earnings have been at record levels in recent quarters, owing in large part to cyclically robust demand levels, its successful new sport utility and pickup offerings, the benefits of accelerated cost-cutting efforts, and some success in turning around the performance of its problematic European and Latin American operations.

    OUTLOOK:  STABLE

    Continued favorable market conditions in North America over the next one to two years should enable Ford to maintain excellent overall financial results. Over the longer term, though, Ford's financial flexibility could well be tested. An eventual cyclical downturn is inevitable. Certain major Japanese automakers are enjoying a resurgence in their competitiveness in North America. The secular shift in consumer preferences from conventional passenger cars to light truck alternatives -- which now account for a highly disproportionate share of Ford's earnings -- has been slowing, while many new competing products are being introduced. In addition, the Western European automotive industry remains beset by excess production capacity, which could impede Ford's ability to achieve adequate profitability in that market. -- CreditWire

     RATINGS LOWERED
                                                  Rating
                                                  ------
                                             To             From
                                             --             ----
     Ford Motor Co.
       Corporate credit rating          A/Stable/A-1   A+/Stable/A-1
       Senior debt                      A              A+
       Preferred stock                  A-             A
       Bank loan                        A              A+

     Ford Motor Co. of Australia Ltd.
       Corporate credit rating          A-/Stable/-    A/Stable/-

     Ford Motor Credit Co.
       Counterparty credit rating       A/Stable/A-1   A+/Stable/A-1
       Senior debt                      A              A+
       Subordinated debt                A-             A
       Bank loan                        A              A+

     Ford Credit Australia Ltd.

     Ford Motor Credit Co. of New
       Zealand Ltd.

     Ford Credit Canada Ltd.

     USL Capital Corp.
       Senior debt**                    A              A+

     Ford Holdings Inc.
       Senior debt*                     A              A+

     Ford Motor Co. Capital Trust I
       Preferred stock                  A-             A

     Ford Credit Europe PLC
       Corporate credit rating          A/Stable/A-1   A+/Stable/A-1
       Senior debt                      A              A+
       Bank loan rating                 A              A+

     Ford Capital B.V.
       Sr debt*                         A              A+

     Hertz Corp.
       Corporate credit rating          BBB+/Neg/A-2   A-/Neg/A-1
       Senior debt                      BBB+           A-
       Subordinated debt                BBB            BBB+
       Commercial paper                 A-2            A-1

     Hertz Finance Centre PLC

     Hertz Australia Pty Ltd.

     (gtd: Hertz Corp.)
       Commercial paper                 A-2            A-1

     RATINGS AFFIRMED
                                                Ratings
                                                -------
     Ford Motor Credit Co.
       Commercial paper**                         A-1

     Ford Capital B.V.

     Ford Motor Co. S.A. de C.V.
       Commercial paper*                          A-1

     Ford Credit Europe PLC
       Commercial paper                           A-1
       CDs                                        A-1

     Associates First Capital Corp.
       Counterparty credit rating                 A+/Stable/A-1
       Commercial paper                           A-1

     Associates Corp. of North America
       Counterparty credit rating                 AA-/Stable/A-1+
       Senior debt                                AA-
       Subordinated debt                          A+
       Commercial paper                           A-1+

     *Guaranteed by Ford Motor Co.
     **Guaranteed by Ford Motor Credit Co.

SOURCE  Standard & Poor's CreditWire



CONTACT: Scott Sprinzen of S&P, 212-208-1667